UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 6, 2016

3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34220	95-4431352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Three D Systems Circle Rock Hill, South Carolina	29730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (803) 326-3900

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e) On June 6, 2016, 3D Systems Corporation (the “Company”) and Mark W. Wright agreed that Mr. Wright will resign from his position as the Executive Vice President and Chief Operating Officer of the Company, effective as of the close of business on June 17, 2016.

Additionally, on June 6, 2016, the Company and Cathy L. Lewis agreed that Ms. Lewis will resign from her position as the Executive Vice President and Chief Marketing Officer of the Company, effective as of the close of business on June 10, 2016.

As of the date of this report, no new compensatory or severance arrangements have been entered into in connection with either Mr. Wright’s separation or Ms. Lewis’ separation. Should any such arrangements be entered into in the future, the material terms of such arrangements will be disclosed in a subsequent filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION

Date: June 7, 2016	/s/ ANDREW m. JOHNSON
(Signature)
	Name:	Andrew M. Johnson
	Title:	Executive Vice President, Chief Legal Officer and Secretary